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EXHIBIT 21


                            Trinity Industries, Inc.
                    Listing of Subsidiaries of the Registrant


The Registrant has no parent.

At March 31, 1999, the operating subsidiaries of the Registrant were:

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                                                                                               Percentage of
                                                                                Organized     voting securities
                                                                                 under the      owned by the
                    Name of subsidiary                                            laws of         Registrant
---------------------------------------------------------------------------     -----------   -----------------

Helmsdale, Limited                                                               Isle of Man        100%

International Industrial Indemnity Co.                                           Vermont            100%

Standard Forged Products, Inc.                                                   Delaware           100%

Syntechnics, Inc                                                                 Delaware           100%

Syro, Inc                                                                        Ohio               100%

Transit Mix Concrete & Materials
 Company                                                                         Delaware           100%

Transit Mix Concrete & Materials
 Company of Louisiana                                                            Louisiana          100%

Trinity DIFCO, Inc                                                               Delaware           100%

Trinity Casteel, Inc.                                                            Delaware           100%

Trinity Equipment Co., Inc                                                       Delaware           100%

Trinity Financial Services, Inc.                                                 Delaware           100%

Trinity Fitting & Flange Group, Inc.                                             Delaware           100%

Trinity Industries Buffalo, Inc.                                                 Delaware           100%

Trinity Industries de Mexico SA de CV                                            Mexico             100%

Trinity Industries do Brasil, Ltda.                                              Brazil             100%

Trinity Industries Leasing Company                                               Delaware           100%

Trinity Industries Rail do Brasil, Ltda.                                         Brazil             100%

Trinity Industries Real Properties, Inc.                                         Delaware           100%

Trinity Industries Transportation, Inc.                                          Texas              100%

Trinity Marine Caruthersville, Inc.                                              Delaware           100%

Trinity Marine Nashville, Inc.                                                   Delaware           100%

Trinity Marine Port Allen, Inc.                                                  Delaware           100%

Trinity Marine Products, Inc.                                                    Delaware           100%

Trinity Materials, Inc.                                                          Delaware           100%

Trinity Mobile Railcar Repair, Inc.                                              Delaware           100%

Trinity Rail, Inc.                                                               Delaware           100%

Trinity Rail Management, Inc.                                                    Delaware           100%

Transcisco Trading Company                                                       Delaware           100%

Trinity Rail Services, Inc.                                                      California         100%

MCT Holdings, Inc.                                                               Delaware           100%

McConway and Torley Corporation                                                  Pennsylvania       100%

McConway and Torley Anniston, Inc.                                               Delaware           100%

Excell Materials, Inc.                                                           Delaware           100%
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